Exhibit 10.1

Confirmation of Forward Stock Sale Transaction

October 13, 2004

To:	Affiliated Managers Group, Inc. (“Counterparty” or “Party B”)
600 Hale Street
Prides Crossing, MA 01965

From:	Merrill Lynch International (“MLI” or “Party A”)
Merrill Lynch Financial Centre
2 King Edward Street
London, England
EC1A 1HQ

From:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Solely as Agent
tel: (212) 449-3149
fax: (212) 449-2697

Dear Sirs,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.                                       The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2000 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 2002 Definitions and the 2000 Definitions, the 2002 Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation evidences a complete and binding agreement between Party A and Party B as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had

executed an agreement in such form (but without any Schedule except for the election of (i) the laws of the State of New York as the governing law and (ii) United States dollars as the Termination Currency on the Trade Date). In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement.

Party A and Party B each represents to the other that it has entered into this Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.                                       The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	October 13, 2004

Effective Date:	October 18, 2004

Base Amount:	Initially, 1,885,726 Shares. On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:

October 18, 2005 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day); subject to extension if a Settlement Date on such date is deferred as provided below in clause (i) of the proviso to the definition of Settlement Date; provided that if the Maturity Date is a Disrupted Day, then the Maturity Date shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day. For the avoidance of doubt, if on the Maturity Date the Base Amount is zero, then such date will not constitute a Settlement Date and neither party will have a payment or delivery obligation resulting from the occurrence of the Maturity Date.

Forward Price:	On the Effective Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 plus (ii) the Daily Rate for such day.

Initial Forward Price:	USD $53.03 per Share.

Daily Rate:	For any day, (i)(A) USD-Federal Funds Rate for such day minus (B) the Spread divided by (ii) 365.

USD-Federal Funds Rate

For any day,  the rate set forth for such day opposite the caption “Federal funds”, as such rate is displayed on the page “FedsOpen <Index> <GO>“ on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears on any day on such page, the rate for the immediately preceding day on which a rate appears shall be used for such day.

Spread:	0.95%

Shares:	Common Stock, $0.01 par value per share, of Affiliated Managers Group, Inc. (the “Issuer”) (Exchange identifier: “AMG”).

Exchange:	New York Stock Exchange.

Related Exchange(s):	All.

Clearance System:	DTC.

Calculation Agent:	MLI.

Settlement Terms:

Settlement Date:

Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by Party B in a written notice (a “Settlement Notice”) which satisfies the Settlement Notice Requirements and which is delivered to Party A at least (a) 1 Scheduled Trading Days prior to such Settlement Date and at least five Scheduled Trading Days prior to the Maturity Date, if Physical Settlement applies, and (b) five Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Stock Settlement applies; provided that (i) if Cash Settlement or Net Stock Settlement applies, any Settlement Date, including a Settlement Date on the scheduled Maturity Date, shall be deferred until the date on which Party A is able to completely unwind its hedge with respect to the portion of the Base Amount to be settled if Party A is unable to completely unwind its hedge with respect to the portion of the Base Amount to be settled during the Unwind Period due to the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, the existence of any Suspension Day or Disrupted Day or the lack of sufficient liquidity in the Shares during the Unwind Period and (ii) no more than three Settlement Dates other than the Maturity Date may be designated by Party B; provided further that if Party A shall fully unwind its hedge with respect to the portion of the Base Amount to be settled during an Unwind Period by a date that is more than three Scheduled Trading Days prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; provided further that if any Settlement Date specified above is not an Exchange Business Day, the Settlement Date shall instead be the next Exchange Business Day.

Early Termination Settlement:

During the term of the Transaction, Party B may designate a date prior to the Maturity Date upon which the Transaction will terminate as described herein. Such designation will be made by providing Party A with at least 1 Scheduled Trading Days prior written notice of the Scheduled Trading Day on which a number of Settlement Shares equal in amount to the Base Amount on such date will be settled if Physical Settlement applies, or five Scheduled Trading Days prior written notice of the Scheduled Trading Day prior to the Maturity Date on which a number of Settlement Shares equal in amount to the Base Amount on such date will be settled if Net Stock or Cash Settlement applies, unless both parties mutually agree otherwise; provided that (i) if Cash Settlement or Net Stock Settlement applies, any Settlement Date shall be deferred until the date on which Party A is able to completely unwind its hedge with respect to the portion of the Base Amount to be settled if Party A is unable to completely unwind its hedge with respect to the portion of the Base Amount to be settled during the Unwind Period due to the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, the existence of any Suspension Day or Disrupted Day or the lack of sufficient liquidity in the Shares during the Unwind Period; provided further that if any Settlement Date specified above is not an Exchange Business Day, the Settlement Date shall instead be the next Exchange Business Day.

Settlement Shares:

With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice; provided that, on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date; provided further that if a Settlement Date has been specified for a number of Shares equal to the Base Amount prior to the Maturity Date and such Settlement Date has been deferred as described above until a date later than the Maturity Date, the number of Settlement Shares on the Maturity Date shall be zero.

Settlement:

Physical, Cash, or Net Stock, at the election of Party B as set forth in a Settlement Notice; provided that if no election is made by Party B, Physical Settlement shall apply. The parties hereto acknowledge that Party B cannot be obligated to settle this Transaction by cash payment unless Party B elects Cash Settlement.

Unwind Period:	The period from and including the first Exchange Business Day following the date Party B elects Cash Settlement or Net Stock Settlement in respect of a Settlement Date through the third Scheduled

Trading Day preceding such Settlement Date (as such date may be changed by Party A as described in the second proviso to the definition of Settlement Date above); provided further that if an Acceleration Event occurs during an Unwind Period, the Acceleration Event provisions shall apply with respect to the number of Settlement Shares to be subject to Termination Settlement following such Acceleration Event, and if after application of the Acceleration Event provisions there are no more Settlement Shares with respect to such Unwind Period for which Party A has not yet unwound its hedge, such Unwind Period shall terminate and the Settlement Date for the number of Shares as to which Party A has unwound its hedge shall occur on the applicable Termination Settlement Date.

Unwind Daily Share
Amount:

On each Exchange Business Day during the Unwind Period, other than a Suspension Day or a Disrupted Day, Party A will, in accordance with the principles of best execution, purchase a number of Shares equal to the lesser of (i) 100% of the volume limitation of Rule 10b-18 for the Shares on such Exchange Business Day calculated as if Rule 10b-18 applied to such purchase, without reference to any block purchases, (ii)  25% of the daily trading volume for the Shares on the Exchange on such Exchange Business Day, or (iii) the number of Shares necessary to complete the purchases required to calculate the Cash Settlement Amount or the Net Stock Settlement Shares, as the case may be, if an Early Termination Date has occurred.

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:

On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A a number of Shares equal to the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis.

Physical Settlement Amount:

For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of the Forward Price on such Settlement Date and the number of Settlement Shares for such Settlement Date.

Cash Settlement:

On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Party A will pay the Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of the Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date.

Cash Settlement Amount:

An amount determined by the Calculation Agent equal to: (i)(A) the Forward Price as of the first day of the applicable Unwind Period minus (B) the weighted average price at which Party A is able to purchase Shares during the Unwind Period to unwind its hedge with respect to the portion of the Base Amount to be settled taking into account Shares anticipated to be delivered or received if Net Stock Settlement applies, in compliance with the timing and volume restrictions of Rule 10b-18 under the Exchange Act during the Unwind Period, plus $0.02, multiplied by (ii) the Settlement Shares.

Net Stock Settlement:

On any Settlement Date in respect of which Net Stock Settlement applies, if the Cash Settlement Amount is a (i) positive number, Party A shall deliver a number of Shares to Party B equal to the Net Stock Settlement Shares, and (ii) negative number, Party B shall deliver a number of Shares to Party A equal to the Net Stock Settlement Shares; provided that if Party A determines in its good faith judgment that it would be required to deliver Net Stock Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Stock Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Stock Settlement Shares:

With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the weighted average price at which Party A is able to purchase Shares during the Unwind Period to unwind its hedge with respect to the portion of the Base Amount to be settled during the Unwind Period, with the number of Shares rounded up in the event such calculation results in a fractional number.

Settlement Currency:	USD.

Failure to Deliver:	Applicable.

Suspension of Cash or Net Stock Settlement:

Suspension Day:

Any day on which Party A determines based on the advice of counsel that Cash or Net Stock Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

3.             Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Party B contained in the Pricing Agreement dated the date hereof among Party B, MLI and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Pricing Agreement”) and any certificate delivered pursuant thereto by Party B be true and correct on the Effective Date as if made as of the Effective Date, (ii) the condition that Party B have performed all of the obligations required to be performed by it under the Pricing Agreement on or prior to the Effective Date, and (iii) the satisfaction of all of the conditions set forth in Section 4 of the Pricing Agreement.

Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)          Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)         Party B has reserved and will keep available, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the full number of Shares as shall then be issuable upon settlement of the Transaction. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(c)          Prior to any Settlement Date, the Settlement Shares with respect to that Settlement Date shall have been approved for listing on the Exchange, subject to official notice of issuance, and such Settlement Shares shall have been registered under the Exchange Act.

(d)         The execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction as herein contemplated, including the issuance of any Shares pursuant to Net Stock Settlement, will not result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority.

(e)          No filing with, or approval, authorization, consent, license registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act, (ii) as may be required to be obtained under state securities laws.

(f)            Party B agrees not to repurchase any Shares if, immediately following such repurchase, the Base Amount would be equal to or greater than 8.5% of the number of then-outstanding Shares.

(g)         Party B agrees to provide notice to Party A at least 20 Business Days prior to the declaration of any distribution, issue or dividend consisting of cash to existing holders of the Shares with a record date on or prior to the final Settlement Date under this Confirmation.

(h)         Party B is not insolvent, nor will Party B be rendered insolvent as a result of this Transaction.

(i)             Neither Party B nor any of its affiliates shall take any action that would cause any purchases of Shares by Party A or its affiliates in connection with any Cash Settlement or Net Stock Settlement of this Transaction not to comply with Rule 10b-18 under the Exchange Act as if such rule applied to this Transaction.

(j)             Party B is an “eligible contract participant” (as such term is defined in Section 1(a)(12) of the Commodity Exchange Act, as amended).

(k)          In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Stock Settlement if such settlement would result in a violation of the U.S. federal securities laws, including any claim based on the nondisclosure of material nonpublic information concerning itself or the Shares, or any other federal or state law or regulation applicable to Party B.

Covenant of Party B:

(a)          The parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date and delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act of 1933, as amended, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A to hedge Party A’s exposure under the Transaction. Accordingly, Party B agrees that the Settlement Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such

Settlement Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(b)         Party B further agrees that no filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency in will be necessary or required for the issuance and delivery by Party B of the Settlement Shares or for the performance by Party B of any other transactions contemplated by this Confirmation, except as may be required to be obtained under applicable Blue Sky laws.

Covenants of Party A:

(a)          Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out any open loans with respect to Shares.

(b)   In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Stock Settlement of this Transaction, Party A shall use its best efforts to comply, or cause compliance, with the provisions of Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases. For the avoidance of doubt, the foregoing covenant shall not apply with respect to any Termination Settlement.

Acceleration Events: An Acceleration Event shall occur if:

(a)          Stock Borrow Events. Notwithstanding any other provision hereof, if, in its good faith judgment Party A is unable to hedge Party A’s exposure to the Transaction (a “Stock Borrow Event”) because (i) of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) it is otherwise commercially impracticable because sufficient Shares cannot be borrowed at a rate less than 60 basis points and Party B has not agreed to an increase in the Spread equal to the amount such borrow rate exceeds 60 basis points, then Party A shall have the right to designate any Exchange Business Day to be a Early Termination Date on at least two Exchange Business Days’ notice, and to select the number of Settlement Shares for such Early Termination Date; provided that the number of Settlement Shares for any Early Termination Date so designated by Party A shall not exceed the number of Shares as to which such inability exists, and provided further that Physical Settlement shall apply unless Party A, at the request of Party B, agrees that a Cash Settlement or Net Stock Settlement is commercially reasonable.

(b)         Share Price. Notwithstanding any other provision hereof, if the closing sale price per Share on the Exchange for the regular trading session on any Exchange Business Day occurring after the Trade Date is less than or equal to $8.00 (adjusted for any stock splits, stock dividends and other similar events), Party A shall have the right to designate any Exchange Business Day to be an Early Termination Date on at least ten Exchange Business Days’ notice, and to select the number of Settlement Shares for such Early Termination Date. Upon the designation of such Early Termination Date, Party B shall promptly notify Party A of the settlement method, provided that if Party B fails to do so, Physical Settlement shall apply.

(c)          Dividends and Other Distributions. Notwithstanding any other provision hereof, but subject to clause (a) hereof, if on any day occurring after the Trade Date Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) cash or (ii) securities or share capital of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares, which may constitute a Potential Adjustment Event), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by Party A, then Party A shall have the right to designate any Scheduled Trading Day to be a Settlement Date for the entire Transaction on at least three Scheduled Trading Day’s notice; or

(d)         Merger Event. Notwithstanding any other provision hereof, if on any day occurring after the Trade Date Party B notifies Party A of an impending Merger Event (as defined in the 2002 Definitions), then Party A shall have the right, on and after the twentieth Exchange Business Day prior to the scheduled date of consummation of such Merger Event, to designate any Scheduled Trading Day to be a Settlement Date for Physical Settlement of the entire Transaction on at least three Scheduled Trading Day’s notice. Party B shall notify Party A of an impending Merger Event and the scheduled date of consummation thereof, not later than 20 Exchange Business Days prior to such scheduled date of consummation; or

(e)          ISDA Early Termination Date. Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, if either Party A or Party B has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, such party shall have the right to designate any Scheduled Trading Day to be a Settlement Date for the entire Transaction on at least three Scheduled Trading Days’ notice. Upon the designation of such Settlement Date, Party B shall promptly notify Party A of the settlement method, provided that if Party B fails to do so, Physical Settlement shall apply; or

(f)            Other ISDA Events. Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, if a Nationalization, Insolvency, Insolvency Filing, Delisting or Change in Law occurs, Party A shall have the right to designate any Scheduled Trading Day to be a Settlement Date for the entire Transaction on at least three Scheduled Trading Days’ notice, and Party A shall be the Determining Party. Upon the designation of such Settlement Date, Party B shall promptly notify Party A of the settlement method, provided that if Party B fails to do so, Physical Settlement shall apply.

Termination Settlement:

If a Settlement Date is specified following an Acceleration Event (a “Termination Settlement Date”), Physical Settlement shall apply with respect to such Termination Settlement Date; provided, however, that at the request of Party B, Party A shall use reasonable efforts to accommodate Cash or Net Stock Settlement.

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, at least one Scheduled Trading Day prior to any Termination Settlement Date, Party A shall notify Party B in writing of the number of Shares (the “Termination Share Amount”) deliverable on such Termination Settlement Date and whether such amount is payable or deliverable by Party A or Party B. On any Termination Settlement Date, the applicable party shall deliver a number of Shares equal to the Termination Share Amount to the other party.

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, Party A shall determine the Termination Share Amount in its reasonable discretion based on its estimate of the net economic equivalent to both Party A and Party B if the Transaction had been subject to Physical Settlement in accordance with the terms of this Confirmation; provided that Party A may consider in determining the Termination Share Amount its good faith estimate of any losses or costs it may incur in connection with terminating, liquidating or unwinding its hedge with respect to the Transaction; provided further that in determining the Termination Share Amount, Party A may consider whether any Shares to be delivered by Party B would be freely tradeable.

If Party B delivers any Shares pursuant to this provision that may not be immediately freely transferred by Party A (or an affiliate of Party A) to its securities lenders upon delivery thereof to Party A (or such affiliate of Party A) under applicable securities law, Party B agrees that (i) such Shares may be transferred by and among Merrill Lynch & Co., Inc. and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Stock Settlement or Termination Settlement, more than 1,885,726 Shares to Party A, subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date.

Market Disruption Event:

Section 6.3(a) of the 2002 Definitions is amended by deleting the words “at any time during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,”.

Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any affiliate of Party A or any entity organized or sponsored by Party A without the prior written consent of Party B; provided, however, that such assignee’s obligations shall be guaranteed by Merrill Lynch & Co., Inc. in accordance with this Confirmation. Notwithstanding any other provision of this Confirmation to the contrary requiring or allowing Party A to purchase or receive any Shares from Party B, Party A may designate any of its affiliates to purchase or receive such Shares or otherwise to perform Party A’s obligations in respect of this Transaction and any such designee may assume such obligations, and Party A shall be discharged of its obligations to Party B to the extent of any such performance.

Guarantee of Party A

Merrill Lynch & Co., Inc. shall guarantee all obligations of Party A under this Confirmation and shall execute a Guarantee in favor of Party B substantially in the form of Annex A hereto.

Matters Relating to Agent:

Each party agrees and acknowledges that (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent, (the “Agent”) acts solely as agent on a disclosed basis with respect to the transactions contemplated hereunder, and (ii) the Agent has no obligation, by guaranty, endorsement or otherwise, with respect to the obligations of either Party B or Party A hereunder, either with respect to the delivery of cash or Shares, either at the beginning or the end of the transactions contemplated hereby. In this regard, each Party A and Party B acknowledges and agrees to look solely to the other for performance hereunder, and not to the Agent.

Indemnity

Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Confirmation, the performance by the parties hereto of their respective obligations under Transaction, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement or the consummation of the transactions contemplated hereby and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and reasonable expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found by a court in a final judgment that is nonappealable as a matter of right to have resulted from Party A’s gross negligence, willful misconduct or violation of law.

Miscellaneous

Non-Reliance:	Applicable

Additional Acknowledgements:	Applicable

Agreements and Acknowledgments
Regarding Hedging Activities:	Applicable. The parties acknowledge the Pricing Agreement and related sales of Shares described therein.

4.             The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) this Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not be entitled to receive Shares hereunder (whether in connection with the purchase of Shares on any Settlement Date or otherwise) to the extent (but only to the extent) that such receipt would result in Merrill Lynch & Co., Inc. directly or indirectly beneficially owning (as such term is defined for purposes of Section 13(d) of the Exchange

Act) at any time in excess of 9% of the outstanding Shares. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that such delivery would result in Merrill Lynch & Co., Inc. directly or indirectly so beneficially owning in excess of 9% of the outstanding Shares. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that such delivery would not result in Merrill Lynch & Co., Inc. directly or indirectly so beneficially owning in excess of 9% of the outstanding Shares.

Party B Representations.

Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (iii) is entering into this Transaction for a bona fide business purpose.

Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

Party B will by the next succeeding Business Day notify Party A upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

As of the date hereof, Party B is not insolvent.

Acknowledgements:

The parties hereto intend for:

(a)          this Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)         a party’s right to liquidate this Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)          Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)         all payments for, under or in connection with this Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

5.             ISDA Master Agreement

With respect to the Agreement, Party A and Party B each agree as follows:

Specified Entities:

(i) in relation to Party A, for the purposes of:

Section 5(a)(v):                                      not applicable

Section 5(a)(vi):            not applicable

Section 5(a)(vii):           not applicable

Section 5(b)(iv):           not applicable

and (ii) in relation to Party B, for the purposes of:

Section 5(a)(v):             not applicable

Section 5(a)(vi):            not applicable

Section 5(a)(vii):           not applicable

Section 5(b)(iv):           not applicable

“Specified Transaction” will have the meaning specified in Section 14 of the Agreement.

The “Cross Default” provisions of Section 5(a)(vi)(1) of the Agreement will apply to Party A and to Party B; provided that the phrase “, or becoming capable at such time of being declared,” is hereby deleted from Section 5(a)(vi)(1) of the Agreement.

“Specified Indebtedness” will have the meaning specified in Section 14 of the Agreement.

“Threshold Amount” with respect to Party A means USD 100,000,000 (or the U.S. dollar equivalent in any other currency or currencies) and with respect to Party B means USD 50,000,000

The “Credit Event Upon Merger” provisions of Section 5(b)(v) of the Agreement will apply to Party A and to Party B.

The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to Party A and to Party B.

“Termination Currency” means USD.

Additional Termination Event. The following shall constitute an Additional Termination Event: None

Tax Representations:

(I)                                    For the purpose of Section 3(e) of the Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(d), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(II)                                For the purpose of Section 3(f) of the Agreement, each party makes the following representations to the other party:

(i)                         Party A represents that it is a corporation organized under the laws of England and Wales.

(ii)                      Party B represents that it is a corporation incorporated under the laws of the State of Delaware.

Tax Forms: For the purpose of Sections 3(d), 4(a)(i) and (ii) of the Agreement, each party agrees to deliver the following documents:

Tax forms, documents or certificates to be delivered are:

Each party agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, and deliver to the other party, United States Internal Revenue Service Form W-9 or W-8 BEN, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such form(s) previously provided by the other party has become obsolete or incorrect.

Other documents to be delivered:

Party Required to Deliver Document	Document Required to be Delivered	When Required	Covered by Section 3(d) Representation
Party A and Party B	Evidence of the authority and true signatures of each official or representative signing this Confirmation	Upon or before execution and delivery of this Confirmation	Yes

Party B	Certified copy of the resolution of the Board of Directors or equivalent document authorizing the Transaction	Upon or before execution and delivery of this Confirmation	Yes

Party A	Guarantee of its Credit Support Provider, substantially in the form of Exhibit A attached hereto, together with evidence of the authority and true signatures of the signatories, if applicable	Upon or before execution and delivery of this Confirmation	Yes

Process Agent: For the purpose of Section 13(c) of the Agreement, Party A appoints as its process agent:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

222 Broadway, 16th Floor

New York, NY 10038

Attention: Litigation Department

Party B does not appoint a Process Agent.

(a)          Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

Address:	c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Four World Financial Center
North Tower, 5th Floor
New York, NY 10080
Attention:	Equity-Linked Capital Markets
Telephone No.:	(212) 449-6763
Facsimile No.:	(212) 738-1069

Address for notices or communications to Party B:

Address:	Affiliated Managers Group, Inc.
600 Hale Street
Prides Crossing, MA 01965
Attention:	Chief Financial Officer

Multibranch Party. For the purpose of Section 10(c) of the Agreement: Neither Party A nor Party B is a Multibranch Party.

Credit Support Document.

Party A: Guarantee of Merrill Lynch & Co., Inc. in the form attached hereto as Exhibit A.

Party B: None

Credit Support Provider.

With respect to Party A: Merrill Lynch & Co., Inc. and with respect to Party B, Not Applicable.

Governing Law. This Confirmation will be governed by, and construed in accordance with, the laws of the State of New York.

Netting of Payments. The provisions of Section 2(c) of the Agreement shall not be applicable to this Transaction; provided, however, that with respect to this Agreement or any other ISDA Master Agreement between the parties, any Share delivery obligations on any day of Party B, on the one hand, and Party A, on the other hand, shall be netted. The resulting Share delivery obligation of a party upon such netting shall be rounded down to the nearest number of whole Common Shares, such that neither party shall be required to deliver any fractional Common Shares.

Accuracy of Specified Information.  Section 3(d) of the Agreement is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person.”

Basic Representations. Section 3(a) of the Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi), as follows:

Eligible Contract Participant; Line of Business. It is an “eligible contract participant” as defined in the Commodity Futures Modernization Act of 2000 and it has entered into this Confirmation and this Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.

Amendment of Section 3(a)(iii). Section 3(a)(iii) of the Agreement is modified to read as follows:

No Violation or Conflict. Such execution, delivery and performance do not materially violate or conflict with any law known by it to be applicable to it, any provision of its constitutional documents, any order or judgment of any court or agency of government applicable to it or any of its assets or any material contractual restriction relating to Specified Indebtedness binding on or affecting it or any of its assets.

Amendment of Section 3(a)(iv). Section 3(a)(iv) of the Agreement is modified by inserting the following at the beginning thereof:

“To such party’s best knowledge,”

Additional Representations:

Party B Representations. Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (iii) is entering into this Transaction for a bona fide business purpose to hedge an existing position.

Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

Party B will by the next succeeding Business Day notify Party A upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default or a Potential Adjustment Event.

FDICIA Representation. Party A represents that it is a “financial institution” for purposes of Section 402 of the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended (the “Statute”), and the regulations promulgated pursuant thereto because either (A) it is a broker or dealer, a depository institution or a futures commission merchant (as such terms are defined in the Statute) or (B) it will engage in financial contracts (as so defined) as a counterparty on both sides of one or more financial markets (as so defined) and either (I) had one or more financial contracts of a total gross dollar value of at least $1 billion in notional principal amount outstanding on any day during the previous 15-month period with counterparties that are not its affiliates or (II) had total gross mark-to-market positions of at least $100,000,000 (aggregated across counterparties) in one or more financial contracts on any day during the previous 15-month period with counterparties that are not its affiliates.

(d)           all payments for, under or in connection with this Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Amendment of Section 6(d)(ii). Section 6(d)(ii) of the Agreement is modified by deleting the words “on the day” in the second line thereof and substituting therefor “on the day that is three Local Business Days after the day”. Section 6(d)(ii) is further modified by deleting the words “two Local Business Days” in the fourth line thereof and substituting therefor “three Local Business Days.”

Consent to Recording. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation.

Affected Parties. For purposes of Section 6(e) of the Agreement, each party shall be deemed to be an Affected Party in connection with Illegality.

6.             Miscellaneous

(a) Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications in this Section.

(b) Severability.

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

MERRILL LYNCH INTERNATIONAL

By:	/s/ Brian Carroll
Name:	Brian Carroll
Title:	Authorized Signatory

Confirmed as of the date first written above:

AFFILIATED MANAGERS GROUP, INC.

By:	/s/ Darrell W. Crate
Name:	Darrell W. Crate
Title:	Executive Vice President, Chief Financial Officer and Treasurer

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Agent

By:	/s/ Angelina Lopes
Name:	Angelina Lopes
Title:	Authorized Signatory

Annex A

GUARANTEE OF MERRILL LYNCH & CO., INC.

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (“ML & Co.”), hereby unconditionally guarantees to Affiliated Managers Group, Inc. (the ”Company”), the due and punctual payment of any and all amounts payable by Merrill Lynch International, a company organized under the laws of England and Wales (“ML”), under the terms of the Master Agreement between the Company and ML, dated as of July 26, 2004 (the “Agreement”), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof. In case of the failure of ML punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company to ML & Co.; provided, however that delay by the Company in giving such demand shall in no event affect ML & Co.’s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of ML or otherwise, all as though such payment had not been made. This is a guarantee of payment in full, not collection.

ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement; the absence of any action to enforce the same; any waiver or consent by the Company concerning any provisions thereof; the rendering of any judgment against ML or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. ML & Co. covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Agreement. This Guarantee shall continue to be effective if ML merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of ML; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against ML.

ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guarantee may be terminated at any time by notice by ML & Co. to the Company given in accordance with the notice provisions of the Agreement, effective upon receipt of such notice by the Company or such later date as may be specified in such notice; provided, however, that this Guarantee shall continue in full force and effect with respect to any obligation of ML under the Agreement entered into prior to the effectiveness of such notice of termination.

This Guarantee becomes effective concurrent with the effectiveness of the Agreement, according to its terms.

IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

MERRILL LYNCH & CO., INC.

By:
Name:
Title:

Date: October 13, 2004